Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

BBCN Bancorp, Inc.

Los Angeles, California

We hereby consent to the use in the Joint Proxy / Prospectus of BBCN Bancorp, Inc. constituting a part of this Registration Statement on Form S-4 of our report dated March 3, 2016, relating to the consolidated financial statements as of and for the year ended December 31, 2015 which is contained in that Joint Proxy/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

March 7, 2016